Exhibit 99.2

AUTOWEB, INC.
Moderator: Sean Mansouri
November 2, 2017
5:00 p.m. ET

Operator:
This is Conference #8799839.

Good afternoon, everyone, and thank you for participating in today’s conference call to discuss AutoWeb’s financial results for the third quarter ended September 30, 2017. Joining us today are AutoWeb’s President and CEO, Jeff Coats; the company’s CFO, Kimberly Boren; and the company’s outside investor relations adviser, Sean Mansouri, with Liolios Group. As a reminder, this conference call is being recorded. Following their remarks, we’ll open the call for your questions.

I would now like to turn the call over to Mr. Mansouri for some introductory comments.

Sean Mansouri:
Thank you. Before I introduce Jeff, I’ll remind you that during today’s call, including the question-and-answer session, any projections and forward-looking statements made regarding future events or AutoWeb’s future financial performance are covered by the safe harbor statements contained in today’s press release, the slides accompanying this presentation and the company’s public filings with the SEC. Actual events may differ materially from those forward-looking statements. Specifically, please refer to the company’s Form 10-Q for the quarter ended September 30, 2017, which was filed prior to this call as well as other filings made by AutoWeb with the SEC from time-to-time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

There are slides included with today’s presentation to help illustrate some of the points being made and discussed during the call. The slides can be accessed by visiting AutoWeb’s website at www.autoweb.com. When there, go to Investor Relations and then click on Events & Presentations. Please also note that during this call and/or in the accompanying slides, management will be disclosing non-GAAP income and non-GAAP EPS. For purposes of its 2017 guidance, we’ll be adjusting 2016 revenues and non-GAAP EPS to reflect the exclusion of the company’s specialty finance leads product that was divested at December 31, 2016, and for year-over-year comparisons, prior year results with the exception of cash flow from operations for all periods presented are adjusted to exclude the company’s specialty finance leads product, which was divested on December 31, 2016. These are non-GAAP financial measures as defined by SEC Regulation G. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in today’s press release and/or in the slides, which are posted on the company’s website.

And with that, I’ll turn the call over to Jeff.

Jeffrey Coats:
Thank you, Sean. Good afternoon, everyone. Thank you for joining us today to discuss our third quarter 2017 results. As a reminder to those of you who are new to AutoWeb, we were founded 22 years ago at 1995 as Autobytel, the original pioneer and leading provider of digital online automotive marketing services connecting in-market car buyers with our dealer and manufacturer customers. We recently initiated the corporate rebranding and renamed the company AutoWeb as we believe this name better aligns with today’s corporate strategy and operations. Our third quarter was highlighted by the continued strong growth of our clicks business, which was up more than 15 percent from Q2 and 35 percent from the year-ago quarter for record revenues of $7.4 million.

During the quarter, we also made progress, implementing solutions to improve our traffic acquisition as we work to continue to rebuild our original high-quality traffic streams from quarters passed. Each subsequent month, we’re seeing improvements to margin and conversion rates as our systems continuously relearn and build upon the previous months’ bid optimization processes.

During the quarter, we also purchased the usedtrucks.com URL and have begun investing in the development of the site. We expect this strong domain to be a key part of accelerating growth and our used product moving forward. As you may recall this builds upon two of our key stated its initiatives for 2017 by expanding our used vehicles business and enhancing consumer-facing properties.

Subsequent to the quarter, we licensed the RoiQ audience creation and management platform from DealerX. RoiQ utilizes a proprietary platform and technology for targeted online marketing to end market car buyers. This platform employs extensive machine learning to determine when and what content to show a consumer across multiple devices. This audience intelligence will enable us to generate highly targeted clicks and leads for our dealer and OEM customers, while building upon our initiatives to diversify and expand our sources of high-quality traffic.

Before commenting further on these exciting developments, I would like to turn the call over to Kim and have her take us through the important details of our Q3 financial results. Kim?

Kimberly Boren:
Thanks, Jeff, and good afternoon, everyone. As noted in our press release today, for year-over-year comparative purposes, the results for all periods presented and discussed on our call today exclude our specialty finance leads product, which was divested on December 31, 2016.

For those of you following along with our earnings presentation, on slide four, you can see that our third quarter revenue came in at $36.9 million, down from $42.2 million in the adjusted year-ago quarter. The expected decline was largely driven by the effect of eliminated lower quality traffic campaign that we discussed last quarter. This was partially offset by the continued strong growth in advertising revenues, which increased 21 percent to $8.9 million.

Moving to slide five, you’ll see that we delivered approximately 2.1 million automotive leads during the third quarter compared to 2.6 million last year, a reduction resulting primarily on the eliminated traffic. Note that this lead volume reflects all leads sold to both the retail and wholesale channels. As a reminder, the retail channel comprises leads sold directly to dealers whereas our wholesale channel primarily reflects the leads sold to OEMs that are then distributed to dealers and their corporate leads program at the OEM’s discretion.

And on slide six, you’ll see that dealer count stood at 24,191 at September 30th, a 1 percent decrease from Q2. Similar to our leads breakout, this dealer count reflects all of the dealers we sell leads to, including both the wholesale and retail channels for new cars. It’s worth noting that we saw slight headwinds to both revenue, and lead and click volumes in the third quarter as a result of the hurricanes in both Houston and Florida. In fact, parts of Florida were without power and therefore Internet connectivity for an extended period of time leading to mid-September. We have since seen recovery and expect to see a slight uptick in volumes in Houston in the coming months as consumers begin to replace their damaged vehicles. It goes without saying that our thoughts are with all of those who were affected in regions impacted by natural disasters.

Moving on to advertising. As mentioned earlier, our advertising revenues increased 21 percent to $8.9 million, compared to $7.4 million in the year-ago quarter. The growth was due to a significant increased input revenue.

On slide seven, you’ll see click revenues increased 35 percent to a record $7.4 million compared to $5.5 million in the same period last year. The increase was driven by continued strong customer demand, partially offset by the eliminated traffic.

Now moving to slide eight. Gross profit during the third quarter was $11.1 million compared to an adjusted $15.3 million in the year-ago quarter; with the gross margin coming in at 30.1 percent compared to an adjusted 36.2 percent. The decline was driven by the investment in additional traffic acquisition beginning in late Q3 2016, investments in our used vehicle business, and the aforementioned eliminated traffic campaign. We expect gross margin to remain in the low 30 percent range, as we focus on the optimization of traffic acquisition costs and used vehicles’ investments.

Total operating expenses in the third quarter decreased to $10.8 million compared to an adjusted $11.2 million in the year-ago quarter. As a percentage of revenues, total operating expenses were 29.4 percent, compared to an adjusted 26.5 percent for the year-ago quarter. We expect operating expenses as the percentage of revenues to be in the low 30 percent range as we increase investments in technology, and sales and marketing resources over the next year.

On a GAAP basis, net income in the third quarter was $69,000 or 1 cent per diluted share on 13.2 million shares, compared to adjusted net income of $2.6 million or 20 cents per share on 13.3 million shares in the year-ago quarter. For the third quarter, non-GAAP income, which adds back amortization on acquired intangibles, noncash stock-based compensation, acquisition costs, severance costs,gain or loss on investment or sale, litigation settlements, and income taxes was $2.4 million or 18 cents per diluted share, compared to an adjusted $6.3 million or 47 cents per diluted share in the third quarter of 2016. The decline was primarily driven by lower revenue in gross margins, resulting from the aforementioned eliminated traffic and used vehicles investments.

Cash provided by operations in the third quarter was $2.5 million compared to $5.9 million unadjusted in the prior-year quarter. We also repurchased $1.2 million of stock during the third quarter and have an additional $3 million authorized, of which up to $1.8 million may be used in 2017.

On slide nine, you’ll see that our cash balance remains strong despite debt paydown, stock repurchases, and the usedtrucks.com URL purchase with cash and cash equivalents of $44.7 million at September 30, 2017, compared to $38.5 million at December 31, 2016. Total debt at September 30, 2017, was reduced to $19.1 million compared to $23.1 million at the end of 2016.

With that, I’ll now turn the call back over to Jeff.

Jeffrey Coats:
Thank you, Kim. Before getting into some of the usual quarterly metrics, I’d like to provide some more color on DealerX. First, the transaction structure. As you can see on slide 10, we paid $8 million upfront to DealerX to license its technology in perpetuity. During the initial five-year period, we will receive tech development and support from their team, including product upgrades, new product development, and audience expansion. During this initial period, DealerX has the contingent right to receive approximately 711,000 shares of our AutoWeb common stock, if our market capitalization reaches $225 million and maintains that level for 90 consecutive days or if there is a change in control of AutoWeb that reflects the market capitalization of $225 million or more. If these shares are issued to DealerX, its obligation to provide platform operations and support will continue in perpetuity.

It’s also worth noting that we have the option upon the occurrence of certain events to make a lump sum payment of $12.5 million to extend DealerX’s platform support obligations in perpetuity. At which point, their right to receive any AutoWeb stock is terminated.

With that out of the way, I’d like to expand on the DealerX platform a bit. DealerX has created a unique all-in-one automotive online marketing platform that is a truly end-to-end operation from data collection and activation to analytics and attribution. Their technology records countless consumer-driven behavioral events online and scores them in real-time to determine what content to show a consumer with optimal location and timing. We plan to utilize this technology to support both our clicks and leads products as we can target the right consumer and monetizes the events in multiple ways.

As you can see on slide 11, DealerX has comprehensive dashboards that provide analytics to show multi-pronged attribution. The data showcased in these dashboards will allow us to demonstrate to our dealer and OEM customers, the significant value we are providing with this high-quality traffic and leads in helping them sell more cars and trucks.

In addition to the monetary benefits, the DealerX platform will provide us with an entirely new source of traffic, which builds upon our strategy to diversify our consumer acquisition partners. We’ve been testing the technology for several months, and both the conversion rates and margin profile have been very impressive. This was a critical factor in our decision to license the technology as we remain committed to only providing the highest quality consumer leads and clicks to our dealer and OEM customers.

Now, moving back to the third quarter. In our clicks business, we continue to increase click volumes with existing clients and have added new dealers, OEMs, and advertising customers. As I’ve mentioned in the past, our strong growth in clicks up to this point has only come from a small number of customers, so there’s still plenty of room for ongoing growth. It should be noted that even though we have seen strong growth in click revenue, this growth has been limited by the elimination of traffic campaigns that we referenced earlier on the call as well as last quarter.

We continue to make progress on recovering the lost traffic from these eliminated campaigns and improving our bid optimization strategies with our traffic partners. As I mentioned earlier, each subsequent month, we’re seeing improvements to margin and conversion rates as our systems continuously relearn and build upon the previous months’ bid optimization processes. We expect this rebuilding to continue into 2018.

Moving on to our used vehicles business. The usedcars.com site continues to gain traction. Q3 traffic is up at 120 percent year-over-year, and our engineers have continued to improve site load time. We will continue to work with our Google experts to adopt more adaptive experiences to create an optimal user flow for usedcars.com.

As I mentioned earlier, we purchased the usedtrucks.com URL during the third quarter. Trucks and SUVs continue to be among the bestselling new and used vehicles for our dealers and manufacturer customers, and they generally also carry the highest margins for them. Accordingly, we are very exciting to have acquired this strong domain to further boost our used product.

In its current form, the temporary site has very limited functionality but also has click listings monetization. We expect to launch a more robust version of the site in the second half of 2018. As we continue to improve the user experience for our consumers and expand inventory across our used vehicle sites, we will accelerate our approach and mission to drive new traffic in the coming quarters. We have a lot of opportunity to grow here with our paid SEM efforts only represent a fraction of our overall investment, and we have a clear path to get there. We are creating a mobile first experience that we believe will allow us to reach all end market consumers with ease.

On slide 12, you’ll see that our estimated average buy rate for internally generated leads in the third quarter was 18 percent, which remains within our targeted range of 16 percent to 24 percent. And on slide 13, you’ll note that these estimated buy rates have remained consistently strong since Q1 2011, with Autobytel.com generating an average buy rate of 27 percent and all Autobytel internally generated leads at about 18 percent. Note that we have relaunched Autoweb.com to now be our corporate site, and we plan to keep the Autobytel.com site active along with our other consumer facing sites, car.com, usedcars.com, and usedtrucks.com, as they remain strong consumer-facing sites and continue to generate high margin, meaningful advertising revenue for us.

On slide 14, you’ll see that J.D. Power LMC Automotive is holding their forecast for full year 2017, total light vehicle sales at 17.1 million units, and retail light vehicle sales at 13.9 million units, both down slightly from 2016. For 2018, J.D. Power LMC Automotive forecast total light vehicle sales to be 17 million units with retail light vehicles at 13.8 million.

Moving now to our 2017 business outlook highlighted on slide 15. We are maintaining our previously issued guidance and expect revenue to range between $144 million and $148 million, compared to an adjusted $150.4 million in 2016. We also continue to expect non-GAAP EPS to range between 78 cents and 82 cents on 13.3 million shares.

Though 2017 fell short of our financial expectations due to extenuating circumstances with our traffic acquisitions, we made solid progress on our stated goals that were laid out to start the year. We’ve enhanced our consumer-facing websites and expanded our used vehicles business with investments in usedcars.com and usedtrucks.com, and have diversified our sources of traffic by licensing the RoiQ platform from DealerX.

Looking ahead, we intend to continue to execute on these initiatives and work with our traffic partners to rebuild our high quality traffic streams, while restoring our revenue and margin profiles. We also plan to accelerate our clicks business by expanding the offerings to more dealer and OEM customers, while utilizing the new sources of traffic from DealerX to increase click volumes. We expect the incremental sources of traffic to equally support our new and used vehicle leads business. With multiple initiatives and products in place, we will continue to serve our dealers and OEMs with highly targeted clicks and leads, while developing a more efficient pathway to purchase for consumers.

At this time, Andrew, we’re ready to open the call for questions.

Operator:
Thank you, sir. Ladies and gentlemen, if you have a question at this time, please press star then the one key on your touch-tone telephone. If your question has been answered or you wish to remove yourself from the queue, please press the pound key. To prevent any background noise, we ask that you please place your line on mute once your question has been stated.

Our first question comes from Sameet Sinha with B. Riley. Your line is now open.

Sameet Sinha:
Yes, thank you very much. A couple of questions –if you look at guidance in the implied fourth quarter, it indicates that the height of guidance could be flat sequentially. How realistic is that expectation? And is that a function of what you indicated earlier about the hurricanes benefiting fourth quarter?

Secondly, can you talk – you spoke about tech investments in technology, and sales and marketing. Can you elaborate on where exactly you’re investing, I guess, to have a better sense of sales and marketing investments, but technology would also be helpful?

And last question would be just if you can talk about the demand dynamics and the clicks business; if I remember correctly, last year, you had about 200 partners from a demand side. And if you can talk about how much has that number expanded or increased. Thank you.

Kimberly Boren:
Hi, Sameet. I’ll start with the guidance questions first. Around our range, the lower end of the range assumes the current run rate as is the higher end of the range assumes the spike for the used vehicles in the fourth quarter and a spike for seasonally adjusted number as we head into the holiday season. So it’s consistent with the model that you guys have put out.

The second question is regarding investment in technology, and sales and marketing. With the branding change, we’re going to continue to invest in getting the AutoWeb name out there, so you’ll see a significant uptick in what we’re spending right now. It’s not significant and material those numbers, but it’s more than we’re currently spending today from a marketing perspective. And in addition, we’re adding sales and customer service headcounts. With regard to technology, we are continuing to invest, as Jeff mentioned, in used trucks, used cars, and other URLs as well as the ad server and other things that we’ve talked about throughout the year.

Jeff, I don’t know, if you want to go into the demand dynamics on the clicks?

Jeffrey Coats:
On the demand side, Sameet, for the clicks business, we have a significant amount of demand. We have added some new customers mostly around agencies that represent dealers as well as a couple of OEMs. But given some of the volume and quality problems we had during the first half of the year that caused us to pull the bad traffic out of our campaign, we were kind of slow walking the clicks product a little bit until we fully diagnosed from where the quality problems were coming.

So, now that we’ve got that behind us, we are beginning to push it – we have already begun to push it again, and we’re seeing continued signup. And also, we have pretty strong demand for it. The click product is very well received by our OEM customers as well as the agencies that represent dealers as well as some that represent OEMs. So it’s quite positive.

Sameet Sinha:
OK. Thank you.

Operator:
Thank you. Our next question is from Ed Woo with Ascendiant Capital. Your line is now open.

Ed Woo:
Yes, thank you for taking my question. A clarifying question in terms of the guidance you gave earlier, Kim, about gross margin in the 30 percent range and operating expense in the 30 percent range as well. Is that just for the fourth quarter? Or is it for the next couple of quarters?

Kimberly Boren:
That’s planned to roll for the fourth quarter and moving into the next period in 2018. Although, we’d expect that the OpEx as a percentage would be lower than gross margin in those periods.

Ed Woo:
OK. And then that leads me to my question is now that you’re making these investments and I know you’re not going to be giving specific guidance for 2018, but is there leverage in the model? And when do you think that opportunity is to, really, get back to the gross profit profiles that you previously had?

Kimberly Boren:
That’s a good question, Ed. So, right now, we’re actually going through the process of budgeting for 2018. I wish I could provide you more guidance at this point in time. But we are a little (way down) until nailing down where we’re ready to guide for 2018. So I would expect that on our next call.

Jeffrey Coats:
Ed, this is Jeff. I’d also point out the leverage in our P&L is certainly more pronounced at the higher revenue level that we had to back off from a traffic standpoint. So there is still leverage in our product lines and then our approach. But we’ve got to rebuild our traffic campaigns to get our revenue back in line in order to really demonstrate it.

Ed Woo:
I guess more just a qualitative high-level view, Jeff. Obviously, when you, guys, made the acquisition of AutoWeb last year, you guys had a lot of expectations and whatnot. Has anything changed in the past year to really get you guys to change your expectations on a long-term basis in the clicks business?

Jeffrey Coats:
No, I wouldn’t say that anything has changed from a long-term or even medium-term standpoint with the product. I mean we’re continuing to see really strong growth. We had a flat quarter-over-quarter and year in the second quarter, but that’s in-part because we were really slow locking some stuff related to some of the quality concerns for a while.

We are continuing to sign up customers for it. We have taken a little bit slower approach. We would be further along. But as we talked about on the second quarter call, we started identifying some quality problems late last year and they rolled over into this year. And that’s really caused us to just expand that product a little bit more slowly until we got the quality stuff straightened out. I mean the last thing we wanted to do was potentially screw up a great new product by pushing poor quality traffic to some new customers.

Ed Woo:
Right. Well, thanks for answering my questions. Thanks a lot. Thank you.

Jeffrey Coats:
Thank you.

Operator:
Our next question comes from Tom Cullen with Lake Street. Your line is now open.

Tom Cullen:
Thank you. Good afternoon. Just a few questions and some are follow-ups to some of that have already been asked, but curious about the expectation in the fourth quarter for OEM incentives or other potential tools to increase demand around the holidays and Black Friday. Also wondering about your relationships, have they improved or changed in any way with some of the search partners since the Q2 traffic issues? And then, if you could, just expand a little on your growth expectations for pay per click in 2018 and also if the traction for the used car leads business is as you saw on plan; just where you in that process.

Jeffrey Coats:
Let me – you might have to remind me on some of those as we go through with. So the first one, we do think there will be increased incentives. Oh, good, Kim wrote them down. Thank you, Kim. Going through the fourth quarter, we do believe there will be increased incentives. You may have noticed that over the last two or three years, or three years, I guess, a lot of the manufacturers have started doing Black Friday advertising right after Thanksgiving and that has really changed the profile of Q4 for us over these years. It was very successful for General Motors and some of the others. But GM, in particular, last year and a couple of years before that, it’s our understanding that they’re planning to do the same thing again this year. It was – they kind of started it in ‘14, expanded it in ‘15. A lot of other guys started jumping in a little bit in ‘15 and ‘16. And so, we would expect to see more this year.

In addition, to our understanding, incentives have been pretty much at an all-time high this year, particularly during the summer. So the manufacturers have been pushing very hard to move metal, particularly in the second half of this year, I assume, in part to get their own inventories in line as they approach the end of their fiscal years in December.

I would say our partner relationships remain very strong across all of our search partners. We have a very strong relationship. And even though we’ve had some issues, we continue to work very closely with those partners in order to diagnose and take care of the issues. So, if anything, the relationships are probably stronger now than ever.

Click growth in 2018, we would expect it to continue to grow in double digits next year. It will be – how strongly that is, is a function of our leads traffic to some extent, but also now the DealerX traffic partnership that we have begun developing. It operates on a day-to-day basis, somewhat like relationships with our search partners. And that we opened accounts with them and do campaigns somewhat similarly in order to buy traffic. And so we would expect that to continue to support both sides of the business. But, again, we expect the clicks business to grow double digits next year.

Used cars, I would acknowledge used cars has grown a little more slowly than we would have liked. We have been adding resources to it. We have been expanding and improving the usedcars.com website with more functionality. We’ve been also adding more dealers to the program and getting their inventory posted. We need to do better. And we are in fact, doing that, we’re adding more sales resources as well to what we are doing. So we are a little behind where we had hoped to be by this point in time. But we do expect to accelerate in 2018.

Tom Cullen:
Much appreciated. Thank you very much.

Operator:
At this time, this includes our question-and-answer session. I would now like to turn the call back to Mr. Coats for closing remarks.

Jeffrey Coats:
Thanks, Andrew. Thanks, everybody, for joining us today. I’d also like, as always, to thank our team of hard-working and dedicated employees. We look forward to meeting with all of our current and prospective shareholders, I think, next in December at the LD Micro Conference in Los Angeles and through our periodic non-deal road shows. If we don’t see you before, we will be doing our Q4 call in early March. Thank you.

Operator:
Ladies and gentlemen, this does conclude today’s teleconference call. You may now disconnect your lines at this time. Thank you for your participation.

END

NASDAQ: **AUTO**

autoweb

Q3 2017 Results Presentation

November 2, 2017

Copyright © 2017 AutoWeb, Inc.

Safe Harbor Statement and Non-GAAP Disclosures

NASDAQ: AUTO

The statements made in the accompanying conference call or contained in this presentation that are not historical facts are forward-looking statements under the federal securities laws. Words such as "anticipates," "could," "may," "estimates," "expects," "projects," "intends," "plans," "believes," "will" and words of similar substance used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company expects to see a slight uptick in volumes in Houston in the coming months as consumers begin to replace their damaged vehicles; (ii) the DealerX ROiQ audience creation and management platform will enable the company to generate highly-targeted clicks and leads for our dealer and OEM customers, while building upon its initiatives to diversify and expand the company's sources of high-quality traffic; (iii) in addition to the monetary benefits, the DealerX platform will provide the company with an entirely new source of traffic, which builds upon the company's strategy to diversify its consumer acquisition partners, and the company plans on using the DealerX technology to support the company's clicks and leads products; (iv) the company will continue to work with its Google experts to adopt more adaptive experiences to create an optimal user flow for usedcars.com, and expects that its progress in recovering lost traffic will continue into 2018; (v) the company expects to launch a more robust version of the usedtrucks.com URL site in the second half of 2018; (vi) as the company continues to improve the user experience for its consumers and expand inventory across its used vehicle sites, the company will accelerate its approach and mission to drive new traffic in the coming quarters; (vii) the company is creating a mobile first experience that it believes will allow it to reach all in-market consumers with ease; (viii) the company plans to keep the Autobytel.com site active, along with its other consumer-facing sites – car.com, usedcars.com, and usedtrucks.com -- as they remain strong consumer facing sites and continue to generate high-margin, meaningful advertising revenue for the company; (ix) the company is maintaining its previously issued guidance and expects 2017 revenue to range between $144 million and $148 million, compared to an adjusted $150.4 million in 2016, and non-GAAP EPS to range between $0.78 and $0.82 on 13.3 million shares; (x) the company intends to continue to execute on its initiatives and work with its traffic partners to rebuild the company's high-quality traffic streams, while restoring the company's revenue and margin profiles; (xi) the company plans to accelerate its clicks business by expanding the offerings to more dealer and OEM customers, while utilizing the new sources of traffic from DealerX to increase click volumes; (xii) the company expects the incremental sources of traffic to equally support its new and used vehicle leads business; and (xiii) with multiple initiatives and products in place, the company will continue to serve dealers and OEMs with highly-targeted clicks and leads, while developing a more efficient pathway to purchase for consumers, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of AutoWeb and the market price of the Company's stock.

This presentation includes non-GAAP financial measures as defined by SEC Regulation G. AutoWeb's definitions of the non-GAAP financial measures used in this presentation and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the appendix of this presentation. In addition to the foregoing non-GAAP financial measures, for year-over-year comparisons, prior year results for all periods presented are adjusted to exclude the company's specialty finance leads product, which was divested on December 31, 2016, which comparisons and prior year results are also non-GAAP financial measures as defined by SEC Regulation G. The company's management believes that presenting non-GAAP income and non-GAAP EPS and the adjusted year-over-year comparisons and prior year results provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the company's net operating loss (NOL) tax credits and recent acquisitions and divestitures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure.

2

Q3 2017 Financial Summary[1]

autoweb NASDAQ: AUTO

(vs. YoY)

- **Revenues** were $36.9 million vs. adjusted $42.2 million
- **Advertising revenues** up 21% to $8.9 million
- **Click revenues** increased 35% to $7.4 million
- **Net Income** was $0.1 million or $0.01 per diluted share
- **Non-GAAP income[2]** was $2.4 million or $0.18 per diluted share

1) For comparative purposes, prior year results exclude the company's specialty finance leads product, which was divested on December 31, 2016.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.

Click Revenues Continue to Grow at a Strong Rate

3

Quarterly Revenue[1]

NASDAQ: AUTO

Automotive Leads & Services
Advertising
(millions)
$25.6
$24.5
$24.6
$28.8
$38.5
$34.8
$34.6
$34.6
$42.2
$39.0
$37.3
$34.6
$36.9
1.1
1.6
1.6
2.0
3.2
3.7
3.8
5.3
7.4
8.1
8.0
8.0
8.9
24.5
22.9
23.0
26.8
35.3
31.1
30.8
29.3
34.9
30.9
29.4
26.6
27.9
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17

- **Q3’17 Advertising:** Up 21% YoY due to continued strong growth of click revenues.
- **Q3’17 Automotive Leads & Services:** Expected decline due to the elimination of certain traffic campaigns.

1) For comparative purposes, all prior results exclude the company’s specialty finance leads product, which was divested on December 31, 2016.

AutoWeb Q3 Advertising Revenue up 21% YoY

4

autoweb

Total Lead Volume

NASDAQ: AUTO

(millions)
New Car Leads
Used Car Leads
1.7
1.6
1.6
2.0
2.8
2.4
2.3
2.1
2.6
2.3
2.2
2.0
2.1
0.2
0.2
0.2
0.3
0.5
0.4
0.4
0.3
0.4
0.3
0.4
0.4
0.4
1.5
1.4
1.4
1.7
2.3
2.0
1.8
1.8
2.2
2.0
1.8
1.6
1.7
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17

- **Total lead volume** slightly down due the elimination of certain traffic campaigns.
- In Q4'15, the company began implementing its high-quality leads supply initiatives by focusing on increasing internal-lead generation and systematically reducing the volume of lower quality leads from 3rd party suppliers.

5

autoweb

AutoWeb Footprint – Dealers

NASDAQ: AUTO

New Car Franchises
23,666
23,989
24,201
24,294
24,521
24,243
24,817
25,000
25,049
24,852
24,930
24,464
24,191
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16[1]
Q1'17
Q2'17
Q3'17

- Total dealer count now reflects our entire dealer network, including both OEM/wholesale and retail dealers.
- AutoWeb delivers leads to approximately 76% of all franchise dealers in the U.S.

1) The decrease in dealer count in Q4'16 was driven by Toyota's discontinuation of the Scion brand.

6

autoweb

Click Product Continues to Accelerate

NASDAQ: AUTO

Click Revenue
(millions)
$0.1
$0.4
$0.4
$0.7
$1.4
$2.0
$2.6
$3.7
$5.5
$6.4
$6.5
$6.5
$7.4
Up 35% YOY
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15[1]
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17

- Q3 click revenues up 35% YoY, reflecting significant volume growth and expanding revenue per click

1) Acquired AutoWeb October 1, 2015.

7

autoweb

Financial Overview[1]

NASDAQ: AUTO

	2016				2017		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenue ($M)	$34.6	$34.6	$42.2	$39.0	$37.3	$34.6	$36.9
Gross Profit ($M)	$13.2	$13.5	$15.3	$14.2	$12.9	$10.6	$11.1
Gross Margin	38.2%	39.1%	36.2%	36.5%	34.6%	30.7%	30.1%
Operating Expenses ($M)	$14.2	$12.7	$11.2	$12.4	$11.7	$10.4	$10.8
Operating Margin	-2.9%	2.4%	9.7%	4.8%	3.2%	0.7%	0.7%
Net Income ($M)	($0.7)	$0.4	$2.6	$1.4	$0.5	$0.3	$0.1
GAAP EPS Diluted	($0.07)	$0.03	$0.20	$0.10	$0.04	$0.02	$0.01
Non-GAAP Income ($M)	$2.8	$3.0	$6.3	$4.7	$3.5	$2.5	$2.4
Non-GAAP EPS	$0.21	$0.23	$0.47	$0.35	$0.26	$0.19	$0.18
Cash ($M)	$24.0	$27.1	$32.7	$38.5	$39.6	$44.6	$44.7
Cash Flow From Operations ($M)	$1.6	$4.6	$5.9	$6.2	$3.5	$6.5	$2.5
Closing Stock Price	$17.36	$13.87	$17.80	$13.45	$12.53	$12.61	$6.89

The above financials are impacted by rounding to the nearest $0.1M.

1) For comparative purposes, prior year results (with the exception of Cash Flow From Operations), exclude the company's specialty finance leads product, which was divested on December 31, 2016.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
3) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

8

autoweb

Balance Sheet Supports Growth

NASDAQ: AUTO

- $44.7 million cash
- $10.1 million term loans, $8.0 million revolving line of credit, $1.0 million convertible note
- As of Dec 31, 2016, $106.3 million net operating loss carryforwards
  - $75.8 million federal; $30.5 million state
  - Federal NOLs do not expire until 2025 and beyond

Select Balance Sheet Items

$ Millions	Sept 30, 2017	Dec 31, 2016
Cash & cash equivalents	$44.7	$38.5
Receivables	27.5	33.6
Net deferred tax assets	25.8	19.5
Total assets	**168.7**	**165.3**
Debt	19.1	23.1
Total liabilities	**38.9**	**45.7**
Total stockholders' equity	**129.8**	**119.6**

$44.7 Million in Cash, $106.3 Million in Net Operating Loss Carryforwards

9

autoweb

DealerX Transaction

NASDAQ: AUTO

- $8.0 million cash upfront for perpetual license to DealerX platform, with tech development & support for initial 5-year period
- Tech development and support will continue beyond the initial 5-year period upon the occurrence of **one of the following** prior to October 2022:
  - The issuance of common stock representing approximately 5% of the company's outstanding shares if:
    - Market cap reaches $225 million for 90 consecutive days; or
    - A change in control of AutoWeb (with a valuation representing a market cap of at least $225 million)
  - At the election of AutoWeb, the payment of $12.5 million in cash upon the occurrence of certain specified events set forth in the license agreement.

DealerX PARTNERS, LLC

autoweb

1) Based on market capitalization of $89.4 million on November 1, 2017.

Market Cap Event Reflects 152% Increase in AUTO Market Cap[1]

10

autoweb DealerX Platform
NASDAQ: AUTO

RoiQ™

RoiQ
Oct, 25 2017 - Oct, 25 2017
1.7K
2K
1.3K
1.8K
5.7K
17
111
33
48
Leads
33
MORE INFO
Calls
48
MORE INFO

Website Dashboard

RoiQ
$17,742
$710
2,664
503
32,236
Budget $22,000
Range Spent $710
MTD Spent $17,742
Pace $710
Spent Today $710
Targeted
2,664
MORE INFO
Clicks
503
Impressions
32,236
MORE INFO

Marketing Dashboard

RoiQ
1.7K
2K
1.3K
1.8K
5.7K
17
111
33
48
QUALITY
Adblock
BOT30+
BOT40+

Engagement

RoiQ
Visitor #r_jzpwur
Jacksonville, FL
First Seen: a month ago
Last Seen: 14 hours ago
Facebook facebook
l.facebook.com
www.bing.com
2017 toyota highlander
2017 toyota camry
2017 toyota rav4

Visitor Profile

11

High Buy Rates

NASDAQ: AUTO

- **We estimate[1] buy rates** that reflect how many leads submitted by consumers through the AutoWeb network convert to purchases, and how many leads were lost to other dealers
- **Most competitors rely only on feedback from dealers/manufacturers** with minimal attribution
- **Buy rate information provides the ability to drive pricing with dealers,** as well as incremental lead volume
- Internally generated leads account for ~80% of leads sold by AutoWeb

1) Estimated buy rates based on vehicle registration data and internal analysis. Buy rates are calculated using a three-month rolling average of 90 day close rates.

Lead Conversions
(Consumers who Submitted a New Vehicle Lead & Bought New)
Internally-generated AutoWeb leads have a buy rate of 18% -- significantly higher than those we source from 3rd parties or purchase from our competitors
31%
18%
15%
14%
10%
3%
Autobytel.com Website
All AUTO Internally Generated
Other 3rd Party Supplier
Competitor/ Supplier A
Competitor/ Supplier B
Competitor/ Supplier C
80% of Leads Sold by AutoWeb
20% of Leads Sold by AutoWeb (Sourced from 3rd Parties or Competitors)

AutoWeb Internally-Generated Lead Buy Rate is 3x Industry Average of ~6-8%

12

NASDAQ: AUTO

Average Buy Rate[1]

- **We have a proven track record** of providing high quality leads
- AutoWeb's leading edge SEM practice featured in several Google White Papers
- We have consistently maintained these high buy rates since Q1 2011
  - **Autobytel.com avg. buy rate = 27%**
  - **All internally generated avg. buy rate = 18%**

Buy Rates - Autobytel.com
25%
26%
25%
22%
27%
27%
29%
30%
31%
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17

Buy Rates - All Internally Generated AutoWeb
20%
19%
17%
16%
17%
17%
18%
17%
18%
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17
Q3'17

1) Contribution from Dealix began in 2016.

13

autoweb NASDAQ: AUTO

Annual Retail Auto Sales Forecast[1]

U.S. LV Sales Forecast – 2008 to 2017E
(millions)
Retail LV Sales
Total LV Sales
-21%
10.4
-19%
8.6
+12%
11.6
+7%
9.2
+9%
12.7
+12%
10.3
+14%
14.5
+14%
11.7
+8%
15.6
+9%
12.8
+6%
16.5
+6%
13.6
+6%
17.5
+5%
14.3
0%
17.5
-1%
14.1
-3%
17.1
-2%
13.9
-1%
17.0
-1%
13.8
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017E
2018E

- 2017 U.S. light vehicle sales forecast down slightly to 17.1 million units
  - **Down 3% YoY**
- 2017 U.S. retail light vehicle sales forecast down slightly to 13.9 million units
  - **Down 2% YoY**

1) J.D Power/LMC Automotive

14

2017 Outlook[1,2]

NASDAQ: AUTO

	Low	High
Revenue	**$144.0**	**$148.0**
vs. YoY	*(4)%*	*(1)%*
Non-GAAP EPS	**$0.78**	**$0.82**
vs. YoY	*(39)%*	*(35)%*

Revenue
Non-GAAP EPS
25% REVENUE CAGR FY12 – FY16
$61M
$0.32
$72M
$0.45
$99M
$0.76
$127M
$1.19
$150M
$1.27
$144M-$148M
$0.78-$0.82
FY12
FY13
FY14
FY15
FY16
FY17E

1) Guidance updated and effective only on November 2, 2017.
2) For comparative purposes, all YoY calculations and chart figures exclude contribution from the company's specialty finance leads product, which was divested on Dec 31, 2016.
3) Non-GAAP Income is defined as net income/(loss), plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements, and non-GAAP EPS is defined as non-GAAP income divided by weighted average diluted shares outstanding (see appendix for reconciliation). The company has not provided a reconciliation of its 2017 non-GAAP diluted EPS guidance to the most directly comparable GAAP financial measure because the effect, timing and potential significance of the effects of tax considerations, primarily related to the company's net operating loss carryforwards, are out of the company's control and/or cannot be reasonably predicted. Consequently, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort. See appendix for reconciliation.

15

Contact Us

NASDAQ: AUTO

COMPANY CONTACT
Kimberly Boren
Chief Financial Officer
949-862-1396
kimberly.boren@autoweb.com

AUTOWEB, INC.
18872 MacArthur Blvd
Irvine, CA 92612

INVESTOR RELATIONS
Sean Mansouri or Cody Slach
Liolios Group, Inc.
949-574-3860
AUTO@liolios.com

About AutoWeb, Inc.

AutoWeb, Inc., formerly Autobytel Inc., provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form here.

16

Appendix

- *Reconciliation Tables*
- *High ROI for Dealers*
- *AutoWeb Leads Drive Car Sales*
- *Market Data*

17

Reconciliation of Specialty Finance Divestiture – Schedule A

autoweb NASDAQ: AUTO

($ millions)	2012	2013	2014	2015	2016
Revenue	$ 66.8	$ 78.4	$ 106.3	$ 133.2	$ 156.7
Finance Leads	$ 6.2	$ 6.2	$ 6.9	$ 6.5	$ 6.3
Adjusted Revenue	$ 60.6	$ 72.2	$ 99.4	$ 126.7	$ 150.4

($ millions)	2012	2013	2014	2015	2016
Non-GAAP Income[1]	$ 3.7	$ 5.1	$ 9.3	$ 15.4	$ 17.3
Finance Leads	$ 0.7	$ 0.3	$ 0.8	$ 0.4	$ 0.5
Adjusted Non-GAAP Income	$ 2.9	$ 4.7	$ 8.5	$ 15.0	$ 16.8

	2012	2013	2014	2015	2016
Non-GAAP EPS[2]	$ 0.40	$ 0.48	$ 0.83	$ 1.22	$ 1.30
Finance Leads	$ 0.08	$ 0.03	$ 0.07	$ 0.03	$ 0.03
Adjusted Non-GAAP EPS	$ 0.32	$ 0.45	$ 0.76	$ 1.19	$ 1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

18

Reconciliation of Specialty Finance Divestiture – Schedule B

NASDAQ: AUTO

	2016														
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16		
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted
Total Revenues	$ 36.2	$ 1.6	$ 34.6	$ 36.1	$ 1.6	$ 34.6	$ 43.9	$ 1.7	$ 42.2	$ 40.4	$ 1.4	$ 39.0	$ 156.7	$ 6.3	$ 150.4
Cost of revenues	22.6	1.2	21.4	22.2	1.2	21.0	28.2	1.2	26.9	25.8	1.0	24.7	98.8	4.7	94.1
Gross profit	13.6	0.4	13.2	13.9	0.4	13.5	15.8	0.4	15.3	14.6	0.4	14.2	57.9	1.7	56.3
Operating expenses	14.5	0.3	14.2	13.0	0.3	12.7	11.5	0.3	11.2	12.8	0.4	12.4	51.8	1.3	50.5
Operating income (loss)	(0.9)	0.1	(1.0)	0.9	0.1	0.8	4.3	0.1	4.1	1.8	(0.0)	1.9	6.1	0.3	5.8
Interest and other income (expense), net	(0.2)	-	(0.2)	(0.2)	-	(0.2)	(0.2)	-	(0.2)	1.2	-	1.2	0.6	-	0.6
Income (loss) before income tax provision (benefit)	(1.1)	0.1	(1.2)	0.7	0.1	0.6	4.1	0.1	3.9	3.0	(0.0)	3.1	6.7	0.3	6.3
Income tax provision (benefit)[1]	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7
Net income (loss) and comprehensive income (loss)	$ (0.7)	$ 0.1	$ (0.7)	$ 0.4	$ 0.1	$ 0.4	$ 2.7	$ 0.1	$ 2.6	$ 1.4	$ (0.0)	$ 1.4	$ 3.9	$ 0.2	$ 3.7
Non-GAAP Income[2]	$ 2.9	$ 0.1	$ 2.8	$ 3.2	$ 0.1	$ 3.0	$ 6.5	$ 0.2	$ 6.3	$ 4.7	$ 0.0	$ 4.7	$ 17.3	$ 0.5	$ 16.8
Non-GAAP EPS[3]	$ 0.22	$ 0.01	$ 0.21	$ 0.24	$ 0.01	$ 0.23	$ 0.49	$ 0.01	$ 0.47	$ 0.35	$ 0.00	$ 0.35	$ 1.30	$ 0.03	$ 1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Tax provision for specialty finance leads standalone is computed using consolidated effective tax rate multiplied by finance leads income before income tax.
2) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
3) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

19

autoweb

Non-GAAP Income & EPS Reconciliation

NASDAQ: AUTO

	2016														
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16		
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted
Net income (loss)	$ (0.7)	$ 0.1	$ (0.7)	$ 0.4	$ 0.1	$ 0.4	$ 2.7	$ 0.1	$ 2.6	$ 1.4	$ (0.0)	$ 1.4	$ 3.9	$ 0.2	$ 3.7
Amortization of acquired intangibles	1.4	-	1.4	1.4	-	1.4	1.5	-	1.5	1.4	-	1.4	5.7	-	5.7
Non-cash stock based compensation															
Cost of revenues	0.0	-	0.0	0.0	-	0.0	0.0	-	0.0	0.0	-	0.0	0.1	-	0.1
Sales and marketing	0.6	0.0	0.6	0.3	0.0	0.3	0.4	0.0	0.4	0.4	0.1	0.4	1.8	0.1	1.7
Technology support	0.3	-	0.3	0.1	-	0.1	0.1	-	0.1	0.1	-	0.1	0.6	-	0.6
General and administrative	0.4	-	0.4	0.4	-	0.4	0.5	-	0.5	0.7	-	0.7	2.0	-	2.0
Total non-cash stock-based compensation	1.4	0.0	1.3	0.9	0.0	0.8	0.9	0.0	0.9	1.2	0.1	1.2	4.4	0.1	4.3
Acquisition costs	0.4	-	0.4	0.1	-	0.1	-	-	-	0.0	-	0.0	0.6	-	0.6
Severance costs	0.8	-	0.8	-	-	-	-	-	-	0.5	-	0.5	1.4	-	1.4
Litigation settlements	(0.0)	-	(0.0)	0.0	-	0.0	(0.0)	-	(0.0)	(0.0)	-	(0.0)	(0.1)	-	(0.1)
Gain (loss) on investment	-	-	-	-	-	-	-	-	-	0.8	-	0.8	0.8	-	0.8
Gain on disposal	-	-	-	-	-	-	-	-	-	(2.2)	-	(2.2)	(2.2)	-	(2.2)
Income taxes	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7
Non-GAAP income[1]	$ 2.9	$ 0.1	$ 2.8	$ 3.2	$ 0.1	$ 3.0	$ 6.5	$ 0.2	$ 6.3	$ 4.7	$ 0.0	$ 4.7	$ 17.3	$ 0.5	$ 16.8
Weighted average diluted shares	13,346	13,346	13,346	13,295	13,295	13,295	13,337	13,337	13,337	13,369	13,369	13,369	13,303	13,303	13,303
Non-GAAP EPS[2]	$ 0.22	$ 0.01	$ 0.21	$ 0.24	$ 0.01	$ 0.23	$ 0.49	$ 0.01	$ 0.47	$ 0.35	$ 0.00	$ 0.35	$ 1.30	$ 0.03	$ 1.27

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income/(loss) plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain or loss on investment or sale, severance costs and acquisition related expenses, plus litigation settlements.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding.

20

High ROI for Dealers

NASDAQ: AUTO

- Given AutoWeb's high conversion rates, our cost per lead model provides a favorable ROI for dealers
- The higher the conversion rate, the greater the price disparity
- Estimated historical average close rate for auto industry is 6-8%
  - **AutoWeb estimated buy rate is 17-30%**
- AutoWeb cost to dealer represents about half of all dealers' normal marketing expense **at $628**[1]

Average Dealer Cost Per Sale²
$399
$299
$367
$275
$220
$147
$116
Used Cost Per Sale
New Cost per Sale
6% Dealer Close Rate
8% Dealer Close Rate
10% Dealer Close Rate
15% Dealer Close Rate
19% Dealer Close Rate
Competitor
Average Leads Provider
autoweb

1) National Automobile Dealer Association (NADA), 2016.
2) Calculated with an average cost of $22 per lead.

Purchasing Leads From AutoWeb Generates a Favorable ROI

21

AutoWeb Leads Drive Car Sales

NASDAQ: AUTO

- Consumers submitting leads via AutoWeb network accounted for 3.3 million+ new retail sales from 2011-2016
  - This represents an **average of ~4% of all U.S. Light Vehicle New Retail Sales from 2011-2015**
  - **Increased to ~5%** of U.S. LV New Retail Sales for 2016
- Consumers submitting leads via AutoWeb network accounted for an **average of ~2% of all U.S. used car sales from 2011-2016**
- Consistent growth despite minimal investment in the used car business from 2011-2016

U.S. LV New & Used Retail Sales by AutoWeb Consumers

Retail Used
Retail New
15% CAGR FY12 – FY16
435,221
469,422
501,688
483,923
590,087
539,775
606,302
614,349
748,404
837,430
2012
2013
2014
2015
2016

AutoWeb Consumers Accounted for ~5% of Annual US LV New Retail Sales

22

autoweb
NASDAQ: AUTO

AutoWeb's Large Addressable Market

Total US Automotive Digital Ad Spend Estimate for 2017

$9.13 Billion

$3.33 B
Search & pay-per-click
$3.14 B
Video, media & banner display
$0.83 B
Lead generation & directories

Source: eMarketer.com estimates.

Addressable Market Grows By Entering Pay-per-Click Market

23

All Digital ROI Driven Ad Channels are Growing

NASDAQ: AUTO

Vehicle Digital Ad Spend by Channel

$7billion
$6billion
$5billion
$4billion
$3billion
$2billion
$1billion
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20
Clicks
Display
Leads
Listings
$9B
Market Size 2016
$15B
Market Size 2020

Source: eMarketer.com estimates.

AutoWeb Focusing In Highest Demand Channels

24